Exhibit (a)(102)

VOYA EQUITY TRUST

CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST AND

REDESIGNATION OF SERIES

Effective: July 28, 2025

The undersigned, being a majority of the Trustees of Voya Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to the Trust’s Amended and Restated Declaration of Trust, dated February 25, 2003, as amended (the “Declaration of Trust”), including Article VIII, Section 8.3, hereby amend the Declaration of Trust to redesignate one of the existing series of the Trust as follows:

1.The “Voya Mid Cap Research Enhanced Index Fund” is redesignated the “Voya MI Dynamic SMID Cap Fund.”

IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust and Redesignation of Series.

/s/ Colleen D. Baldwin Colleen D. Baldwin, as Trustee

/s/ John V. Boyer

John V. Boyer, as Trustee

/s/ Martin J. Gavin

Martin J. Gavin, as Trustee

/s/ Joseph E. Obermeyer

Joseph E. Obermeyer, as Trustee

/s/ Sheryl K. Pressler

Sheryl K. Pressler, as Trustee

/s/ Christopher P. Sullivan Christopher P. Sullivan, as Trustee